UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Law Enforcement Associates Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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LAW ENFORCEMENT ASSOCIATES CORPORATION

2609 Discovery Drive, Suite 125

Raleigh, North Carolina 27616

(919) 872-6210

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

and

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 16, 2010

NOTICE is hereby given that the Annual Meeting of Shareholders of Law Enforcement Associates Corporation (the “Company”) will be held as follows:

Place:	Law Enforcement Associates Corporation 2609 Discovery Drive, Suite 125 Raleigh, North Carolina 27616

Date:	June 16, 2010

Time:	10:00 a.m.

The purposes of the meeting are:

1.	To elect five members of the Board of Directors for one-year terms

2.	To approve the adoption and implementation of a stock option plan

3.	To ratify the appointment of Frazer Frost, LLP as the Company’s independent registered public accounting firm for 2010

4.	To transact any other business that may properly come before the meeting

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. Mail and also to notify you of the availability of our proxy materials on the Internet or via telephone.

The notice of annual meeting, proxy statement, and annual report are available at https://materials.proxyvote.com/519485 and you can vote electronically at http://www.proxyvote.com.

By Order of the Board of Directors

/S/ PAUL BRIGGS
Paul Briggs
President and Chief Executive Officer

May 14, 2010

Raleigh, North Carolina

LAW ENFORCEMENT ASSOCIATES CORPORATION

2609 Discovery Drive, Suite 125

Raleigh, North Carolina 27616

(919) 872-6210

PROXY STATEMENT

Mailing Date: On or about May 14, 2010

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 16, 2010

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Law Enforcement Associates Corporation (the “Company”) for the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the main office of the Company, 2609 Discovery Drive, Suite 125, Raleigh, North Carolina 27616 at 10:00 a.m. on June 16, 2010, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Anthony E. Rand, James J. Lindsay, Joseph A. Jordan and W. Lyndo Tippett. Shares represented by each appointment of proxy that is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the five nominees for director named in Proposal 1 below and FOR Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Paul Briggs, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by the Company’s officers, directors and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on May 12, 2010, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, of which 50,000,000 shares are authorized and 25,782,436 shares were outstanding as of March 31, 2010. There are approximately 2,827 holders of record of the Company’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date for each director to be elected and on each other matter submitted for voting. In accordance with Nevada law and our Articles of Incorporation, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

One-third (1/3) of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting. Assuming a quorum is present, in the case of Proposal 1 below, the five directors receiving the greatest number of votes shall be elected. Abstentions and broker non-votes will have no effect. In the case of Proposals 2 and 3, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Authorization to Vote on Adjournment and Other Matters

By signing an appointment of proxy or voting via the internet or telephone, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies to establish a quorum or to provide additional information to shareholders. The Company does not have any plans to adjourn the Annual Meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Voting Securities

As of March 31, 2010, no shareholder known to management owned more than 5% of the Company’s common stock, except as set forth in the following table:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (2)
Raymond James Financial, Inc. (1)	13,149,334	51.00%

(1)	Shares are directly owned by Sirchie Acquisition Corp., of which Raymond James Financial, Inc. owns 80%; the remaining 20% of Sirchie Acquisition Corp. is owned by John H. Carrington.
(2)	The calculation of the percentage of class beneficially owned is based on 25,782,436 outstanding shares of common stock as of March 31, 2010.

As of March 31, 2010, the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (3)
Anthony E. Rand*(1)	140,334	0.54%
W. Lyndo Tippett*(1)	41,000	0.16%
James J. Lindsay*(1)	80,375	0.31%
Joseph Jordan*(1)	1,000	0.00%
Paul Briggs*(1) (2)	8,000	0.03%
Mark White*(2)	1,300	0.00%
All Directors and Executive Officers as a group (6 persons)	272,009	1.06%

*	c/o Law Enforcement Associates Corporation, 2609 Discovery Dr, Suite 125, Raleigh, NC 27616
(1)	Director of the Company
(2)	Officer of the Company
(3)	The calculation of the percentage of class beneficially owned by the individual or group is based on the sum of (i) 25,782,436 outstanding shares of common stock and (ii) options, if any, capable of being exercised within 60 days of March 31, 2010 by the individual or the group.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required to file certain reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company’s common stock (including, without limitation, an initial report following the person’s election as an officer or director of the Company and a report within two business days following a change in a reporting person’s beneficial ownership). Based upon a review of copies of reports received by the Company, all required reports of directors and executive officers of the Company were filed on a timely basis.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Amended Articles of Incorporation and Bylaws provide that its Board of Directors shall consist of not less than one but not more than twelve members, with the exact number within that range fixed from time to time by the Board of Directors. The Board has set the number of directors at five.

The terms of the five directors named in the following table expire at the Annual Meeting. Each such director has been re-nominated to the Board for a term of one year, or until such time as his successor has been duly elected and qualified.

Name and Age	Position Held	Director Since	Principal Occupation and Business Experience During the Past Five Years

Anthony E. Rand (70)	Chairman of the Board	2003	Chairman, State of North Carolina Post Release Supervision and Parole Commission; former Majority Leader, North Carolina State Senate; President, Rand & Gregory, P.A. (law firm).

James J. Lindsay (77)	Director	2004	General, United States Army (retired); President, Airborne and Special Operations Museum Foundation; Senior Observer, United States Army Battle Command Training Program.

Joseph A. Jordan (63)	Director	2004	Partner, Jordan & Delaney LLP (Accounting firm).

Paul Briggs (39)	President, CEO, CFO and Director	2009	President, Chief Executive Officer and Chief Financial Officer of the Company, Law Enforcement Associates Corporation.

W. Lyndo Tippett (70)	Director	2009	Former Secretary, State of North Carolina Department of Transportation; Partner, Tippett, Padrick, Bryan & Merritt, CPAs.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR A TERM OF ONE YEAR.

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Company is presented below.

Paul Briggs. Mr. Briggs was elected as a director in December 2009. He also was named LEA’s President and CEO in December 2009. He joined the Company as a controller in January 2008 and was appointed Chief Financial Officer and Principal Accounting Officer effective May 5, 2008. Mr. Briggs holds a Masters of Science degree in Accounting from East Carolina University, which he received in May 1999. From September 1999 to April 2002, he was employed by Arthur Andersen LLP as a senior auditor in its Greensboro, North Carolina office. From May 2002 to June 2003, Mr. Briggs was a senior internal auditor for VF Corporation in Greensboro, North Carolina and from June 2003 through April 2007, he was the controller of Ikex, Inc., and Ikex LLC/Hanes Companies located in Middlesex, North Carolina. From November 2007 through January 2008, Mr. Briggs was employed as the operations manager of Jarco Supply in Youngsville, North Carolina. Mr. Briggs served in the U.S. Navy from April 1990 to March 1994.

Anthony E. Rand. Sen. Rand has served as a director of the Company since May 2003. Senator Rand served in the North Carolina Senate for 22 years and was the Senate Majority Leader in 1987-88 and from 2001-2009. He currently serves as Chairman of the North Carolina Post Release Supervision and Parole Commission. Senator Rand earned a B.A. in Political Science from the University of North Carolina at Chapel Hill in 1961 and a J.D. from the University of North Carolina School of Law in 1964. He also is the President of Rand & Gregory, P.A., a law firm located in Fayetteville, North Carolina. Senator Rand serves on numerous boards and commissions including the board of directors of, and as Treasurer for, the General Alumni Association of the University of North Carolina and the board of directors of New Century Bank and its holding company, New Century Bancorp, Inc.

W. Lyndo Tippett. Mr. Tippett has been a partner in the accounting firm of Tippett Padrick Bryan and Merritt, CPAs, from 1976 to the present. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Pubic Accountants. He served as Secretary of Transportation for the State of North Carolina from 2001 through 2009 and served as a member of the North Carolina Board of Transportation for eight years prior to becoming Secretary. He currently serves as a director of the North Carolina State Health Plan of Teachers and State Employees and has served as a director of New Century Bank and its holding company New Century Bancorp, Inc. since 2003. He was Chief Executive Officer of Bybon, Inc., a manufacturing, retail and real estate concern, from 1970 through 1976. He previously served as a staff accountant with Ernst & Young. He received his B.S. in Accounting from Barton College in 1963.

General James J. Lindsay. Gen. Lindsay has served as a director of the Company since August 2004. General Lindsay retired from the Armed Services on July 1, 1990. Currently, General Lindsay is president of the Airborne and Special Operations Museum Foundation, and a Senior Observer with the Army’s Battle Command Training Program. Additionally, General Lindsey is a member of the United States Army Ranger Hall of Fame and Officer Candidate School Hall of Fame, US Army Science Board and Special Operations Advisory Group to the Secretary of Defense. He was also the 1996 recipient of the Infantry’s Doughboy Award, and the 1998 recipient of the United States Special Operations Command Bull Simon Award.

Joseph A. Jordan. Mr. Jordan has served as director of the Company since December 2004. Mr. Jordan received a B.S. in Accounting from Villanova University in 1969 and was the former managing partner of Kopensky & Company, CPAs. He is currently a partner in the accounting firm of Jordan & Delaney LLP and a member of the American Institute of Certified Public Accountants.

Director Independence

With the exception of Mr. Briggs, each member of the Company’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered all insider transactions with directors for the provision of goods or services to the Company. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

With the exception of Messrs. Rand and Tippett, each of whom serves as a member of the Board of Directors of New Century Bancorp, Inc., none of the Company’s directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is led by a chairman. At present, the positions of principal executive officer and chairman are held by different persons. The Board does not have a formal policy as to whether the roles of chairman and principal executive officer should be separate, but such roles have been held by separate individuals since the Company’s inception. At this time, the Board has determined that separating these roles and having an independent director serve as chairman of the board is in the best interests of the Company and its shareholders. We believe this division of responsibility facilitates communication between the board and executive management and is appropriate given the legal and regulatory requirements applicable to the Company.

Under Nevada law, the Board of Directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the audit committee, nominating committee and the compensation committee. Each of these committees meets regularly and provides reports to the full board, which is responsible for reviewing and ratifying the actions of the committees.

Meetings and Committees of the Board of Directors

The Board of Directors held nine meetings in 2009. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served. It is the policy of the Company that directors attend each annual and special meeting of shareholders. All of the Company’s directors attended the 2009 Annual Meeting of Shareholders.

Audit Committee. The Board of Directors has an Audit Committee, which is comprised of Anthony Rand, Joseph Jordan, and James Lindsay. The Board of Directors previously had examined the composition of the Audit Committee in light of the NASDAQ listing rules and the regulations under the Exchange Act applicable to audit committees. Based upon this examination, the Board of Directors has determined that each of the Audit Committee members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder. Mr. Jordan qualifies as an “audit committee financial expert” as that term is defined in applicable regulations set forth by the Securities and Exchange Commission. The Audit Committee met on four occasions during 2009 in order to review and discuss the Company’s financial statements with the Company’s auditors and management.

The Audit Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

The Audit Committee has adopted a formal written charter which is available on the Company’s website.

Compensation Committee. The Company has established a Compensation Committee, which meets on an as needed basis to conduct the chief executive officer’s annual review and recommend all forms of his compensation as well as compensation for the Board of Directors. The committee approves the compensation of other senior officers as requested by the chief executive officer or as otherwise required by law.

The salary of each of the Company’s executive officers is determined based upon the executive officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, and professional leadership. The Committee also compares the compensation of the Company’s executive officers with compensation paid to executives of similarly situated companies, other businesses in the Company’s market area and appropriate state and national salary data. All executive officers of the Company, including Mr. Briggs, are eligible to receive discretionary bonuses declared by the Committee.

Currently, Mr. Tippett and General Lindsay are members of that committee. The Compensation committee did not meet during 2009.

The Compensation Committee has not adopted a formal written charter.

Nominating Committee. On September 24, 2009, the Company established a Nominating Committee. Currently, Anthony Rand, James Lindsay, and Joseph Jordan are members of that committee. The Nominating Committee met one time in 2009. Although there is not currently a formal policy requiring that the Nominating Committee consider diversity in its identification of nominees to the Board of Directors, the committee values diversity, including diversity of background, experience and expertise.

The Nominating Committee does not have a written charter. In considering nominees for the Board, the Nominating Committee utilized the following standards, among others.

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers; and

•	The willingness of the prospective nominee to abide by the Company’s Code of Business Conduct and Ethics and other policies applicable to directors.

The Board and its Nominating Committee do not have a formal written policy with regard to the consideration of any director candidates recommended by security holders. However, it has been its practice to consider such nominees on the same basis and pursuant to the same standards as potential nominees selected by the Board. It should be noted that Raymond James Financial, Inc. holds a majority stake in the Company, and accordingly effectively controls the election of all directors. The Board does anticipate considering a policy for the consideration of director candidates recommended by security holders prior to its 2010 Annual Meeting.

Director Compensation

For 2009, directors of the Company were paid an annual director fee of $4,000. No per meeting fees or committee membership fees were paid. All non-employee directors were also entitled to reimbursement for reasonable expenses incurred in attending any such meetings.

Effective January 1, 2010, directors of the Company are paid an annual director fee of $7,500. Per meeting fees of $750 are paid for all non-employee directors. All non-employee directors are also entitled to reimbursement for reasonable expenses incurred in attending any such meetings.

The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the year ended December 31, 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Paul Briggs(1)	$4,000	—	—	—	$4,000
James J. Lindsay	4,000	—	—	—	4,000
Joseph A. Jordan	4,000	—	—	—	4,000
Anthony E. Rand	4,000	—	—	—	4,000
W. Lyndo Tippett	4,000	—	—	—	4,000

(1)	Compensation paid to Mr. Briggs in connection with his service as President and Chief Executive Officer of the Company is included in the Summary Compensation Table on page 10.

Executive Officers

Set forth below is certain information regarding the Company’s executive officers.

Paul Briggs, 39, was appointed President and Chief Executive Officer effective December 2009. He was Chief Financial Officer and Principal Accounting Officer effective May 5, 2008 and currently continues to serve in those capacities with the Company as well. He was appointed Secretary in May 2009 and Treasurer in September 2009. Mr. Briggs joined the Company in January 2008 as Financial Controller. Mr. Briggs holds a Master of Science degree in Accounting from East Carolina University which he received in May 1999. Previously, he was employed by Arthur Anderson LLP as senior auditor in its Greensboro, North Carolina office. In May 2002, Mr. Briggs was a senior internal auditor for VF Corporation in Greensboro, North Carolina. In April 2007 he was the controller of Ikex, Inc. and Ikex LLC/Hanes Companies located in Middlesex, North Carolina. In November 2007 Mr. Briggs was employed as the operations manager of Jarco Supply in Youngsville, North Carolina. Mr. Briggs served in the U.S. Navy from April 1990 to March 1994.

Mark White, 51, joined the Company in June 2004 with the acquisition of assets related to the Audio Intelligence Devices (“AID”) surveillance business. Mr. White has served as our Senior Vice President of Technical Operations since January 2006. Prior to joining the Company, Mr. White served as Senior Vice President of Technical Operations for AID. Mr. White joined AID in May 1995 as Operations Manager. From 1997 to 2000, Mr. White served as Vice President of Manufacturing for AID.

Prior to joining AID, Mr. White served in a variety of management and engineering positions with Westinghouse Electric Corporation and as Vice President and General Manager of Dahlstrom Manufacturing Company. Mr. White received a B.S. in Electrical Engineering from the University of Pittsburgh in 1984.

Executive Compensation

Employment Agreements. Of our named executive officers, only Paul Briggs, our President, Chief Executive Officer and Chief Financial Officer, has an employment agreement. Mr. Briggs and the Company entered into the Employment Agreement on January 14, 2008 in connection with his then service as the Company’s Financial Comptroller. The term of employment is three years, ending January 14, 2011, unless earlier terminated pursuant to the terms of the agreement. As compensation, Mr. Briggs is to receive a salary of $125,000 a year and a car allowance of $200 a month. Mr. Briggs is also entitled to discretionary bonuses and to participate in employee benefits generally. He receives four weeks of paid vacation annually.

In the event Mr. Briggs’ employment is terminated due to death or disability, by the Company without cause, as a result of the Company relocating more than 50 miles away from the present headquarters, or otherwise by Mr. Briggs with good reason, he is entitled to receive his base salary through the end of the remaining term of employment as well as any benefits accrued under Company benefit plans. The Company’s termination of Mr. Briggs’ employment for “cause” under the agreement or Mr. Briggs’ election to terminate his employment with the Company on his own initiative without good reason would result in him not receiving the severance benefit of salary for the remainder of his term of employment.

The employment agreement contains provisions which are customary for executive employment agreements of this type. These include non-disclosure covenants and provisions prohibiting Mr. Briggs from competing with the Company for two years following his termination of employment.

Defined Contribution Plan. The Company has a 401(k) Profit Sharing Plan (the “Plan”) to provide retirement benefits for its eligible employees. Eligible employees may contribute up to the maximum annual amount as set periodically by the IRS. The Plan provides for a discretionary employee match of up to 6% of the employees’ compensation. Employer discretionary matches totaled $53,229 and $76,769 for the years ended December 31, 2009 and 2008, respectively. Additionally, the Plan provides for a discretionary profit sharing contribution. Such contributions to the Plan are allocated among eligible participants in direct proportion of their salaries to the combined salaries of all participants. The Company made no profit sharing contributions for the years ended December 31, 2009 and 2008, respectively.

Stock Plans and Grants. The Company has no stock option, restricted stock or other similar equity compensation plans. No option or stock grants were made to any of our named executive officers in 2009. None of our named executive officers now hold, or held or exercised in 2009, options or stock appreciation rights.

The following table shows all compensation paid by the Company to its named executive officers during the years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(1)	Total
Paul Briggs President & CEO	2009 2008	$125,000 107,613	$3,000 3,500	— —	— —	— —	$6,400 —	$134,400 111,113

Mark White Vice President – Operations	2009 2008	102,922 —	3,000 —	— —	— —	— —	— —	105,922 —

Paul Feldman Former President, CEO, and Treasurer	2009 2008	134,615 175,000	— —	— —	— —	— —	8,000 18,591	142,615 193,591

Martin Perry Former Vice President - Sales	2009 2008	89,818 141,829	— 3,500	— —	— —	— —	4,000 4,000	93,818 149,329

(1)	All Other Compensation consists (i) annual fees of $4,000 for serving on the Board, (ii) annual car allowances in 2009 for Mr. Briggs of $2,400 and $4,000 for Mr. Feldman and (iii) $14,591 representing the value of vacation days traded in for cash compensation and an annual car allowance of $4,000 for Mr. Feldman in 2008

Indebtedness of and Transactions with Management

For the year ended December 31, 2009 and 2008, the Company paid $4,093,490 and $1,038,957, respectively, to Sirchie Fingerprint Laboratories, Inc. for purchases. At December 31, 2009 and 2008, the Company had $7,453 and $2,462, respectively, in accounts payable due to Sirchie Fingerprint Laboratories, Inc. Sirchie Fingerprint Laboratories, Inc. is an affiliate of Sirchie Acquisition Corp. Sirchie Acquisition Corp is the owner of record of a majority of the Company’s issued and outstanding shares of common stock.

The Company formerly leased its office and manufacturing facility from Sirchie Fingerprint Laboratories, Inc. Rent expense incurred under this lease for the year ended December 31, 2008 was $32,237. This lease was terminated in 2008.

PROPOSAL 2: APPROVAL OF STOCK OPTION PLAN

The Board of Directors has approved the implementation of a stock option plan (the “Plan”) which provides for the issuance of stock options to purchase shares of the Company’s common stock to directors, officers and other full-time employees of the Company (the “Optionees”), including executive officers. The purpose of the Plan generally is to assist the Company in attracting and retaining employees and directors, to align the interests of Optionees with those of shareholders, and to provide an additional incentive for employees to whom stock options are granted to perform at levels that will enhance the

Company’s financial performance and shareholder value. The Board’s approval of the Plan is subject to approval by the shareholders of the Company.

The Plan will have a maximum term of ten years, following which time any stock options which remain ungranted under the plan will expire and may no longer be granted.

While all employees and directors of the Company will be eligible to receive stock options under the Plan, there have been no projections made as to whom options will be granted.

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors and will provide for the issuance and sale of an aggregate of 1,500,000 shares of the Company’s common stock (subject to adjustment as described below) upon the exercise of stock options. The Committee is authorized to determine the persons to whom and numbers of shares for which stock options will be granted, to interpret and construe the terms and provisions of the Plan and to make reasonable or advisable rules and other determinations relating to the plan. The Plan provides that, to the extent permitted by applicable law, members of the Committee will be indemnified by the Company for certain legal expenses and liability incurred in connection with the administration of the Plan.

The Company will receive no monetary consideration for the granting of a stock option. The consideration, if any, that the Company receives from the granting of such stock options is the further dedication of its employees and directors in the performance of their responsibilities, duties and functions on behalf of the Company. Upon the exercise of stock options, the Company will receive payment in the form of cash, shares of the common stock of the Company or both from the Optionee in exchange for shares issued.

Incentive Stock Option Grants

Options may be granted under the Plan with the intention to qualify them as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“ISOs” and each an “ISO”). Under the Internal Revenue Code, ISOs may only be granted to eligible employees of the Company and its subsidiaries and afford favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company.

Employees of the Company will be eligible to receive an ISO grant under the Plan at no cost to them other than the option exercise price. The exercise price for options granted pursuant to the Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. No ISO will be exercisable more than ten years after the date of its grant. In the case of an employee who owns more than 10% of the shares of the common stock of the Company at the time the ISO is granted, the option price may not be less than 110% of the fair market value of the Company’s common stock on the date of grant, and the ISO shall not be exercisable for more than five years from the date of its grant. There are no such employees at this time. An Optionee may not transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event that an Optionee ceases to serve as an employee of the Company or its subsidiary due to retirement, an exercisable ISO will continue to be exercisable for three months but in no event after ten years from the original date of its grant. In the event of the disability, or in the event of the death, of an Optionee during such service or within three months following retirement, an exercisable ISO will continue to be exercisable for 12 months from the date of disability or death to the extent it was exercisable by the Optionee immediately prior to disability or death. The Committee shall, in its discretion, fix the vesting schedule of the ISOs for each employee.

Subject to alternative minimum tax rules under the Internal Revenue Code, a recipient of an ISO grant will not generally be taxed upon either the grant of the ISO or on the date he or she exercises the ISO. Unless subject to the alternative minimum tax, a recipient will generally be taxed only upon the sale of the stock underlying the ISO and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. In order to receive this favorable tax treatment, Optionees may not exercise such options until the expiration of a one-year waiting period from the date of the grant and may not dispose of any shares acquired pursuant to the exercise of stock options for two years from the date of the grant. If the federal tax requirements are satisfied, the Company will receive no corresponding deduction for any portion of the ISO.

Non-Statutory Stock Option Grants

Stock options may be granted under the Plan that do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and do not afford favorable tax treatment to recipients (“NSSOs” and each an “NSSO”). Directors and employees of the Company and its subsidiaries are eligible to receive NSSO grants under the Plan. NSSO grants under the Plan may result in tax deductions to the Company.

Directors and employees of the Company will be eligible to receive NSSO grants under the Plan at no cost to them other than the option exercise price. The options must be exercised within ten years from the date of grant. In the event a participant ceases to serve as a director or employee of the Company for any reason other than cause, as defined in the Plan, an exercisable NSSO will continue to be exercisable upon the terms and conditions contained in the grant. Termination for cause will terminate the NSSO. In the event of the death of a participant during his or her service with the Company or its subsidiary, an exercisable NSSO will continue to be exercisable for 12 months from the date of death to the extent it was exercisable by the participant immediately prior to death.

A recipient of an NSSO grant under the Plan will not generally be taxed upon the grant of the option. Upon the date he or she exercises the NSSO, the recipient will have taxable ordinary income on the difference between the option price and the fair market value of the stock on the date of exercise. The Company will receive a tax deduction for any amount recognized by the recipient as ordinary income.

ISOs shall be classified as NSSOs to the extent that the aggregate fair market value (determined as of the date of grant) of common stock for any such ISOs exercised for the first time in any calendar year exceeds $100,000.

The market value of the 1,500,000 shares of common stock reserved for issuance under the Incentive Option Plan, had they been outstanding on March 31, 2010 would have been $300,000 based upon a per share price of $0.20, as of such date.

In the event of increases, decreases or changes in the Company’s outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, the Committee shall make equitable, proportionate adjustments in the aggregate number and kind of shares under the Plan, the number and kind of shares covered by each then outstanding stock option, and in the exercise price of each unexercised stock option. Unless amended by the Committee, any stock option agreement (the “Agreement”) shall be binding upon any successor to the Company. However, except upon a “change in control” (as defined in the Agreement), the Plan and any options granted thereunder shall terminate upon the effective date of the Company’s dissolution or liquidation.

The Committee may, from time to time, amend, modify, suspend, terminate or discontinue the Plan without notice. However, no such action will adversely affect any Optionee’s rights under any then outstanding stock option without such Optionee’s prior written consent, and, except as shall be required to comport with changes in the Internal Revenue Code of 1986 (the “Code”). Any modification or amendment of the Plan that (a) increases the aggregate number of shares of common stock covered by the plan, (b) changes the provisions of the plan with respect to the determination of persons to whom stock options may be granted, or (c) otherwise materially increases the benefits accruing to Optionee’s under the plan, shall be subject to the approval of the Company’s shareholders. Consistent with the terms of the Plan, the Committee may modify any outstanding stock option pursuant to a written agreement with the Optionee.

No stock options will be granted under the Plan unless and until approval of the plan is received from the Company’s shareholders.

A copy of the proposed Plan is on file and may be inspected by any shareholder at the Company’s office in Raleigh, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Plan free of charge should contact Paul Briggs, Secretary of the Company, at 2609 Discovery Drive, Suite 125, Raleigh, North Carolina 27616.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 APPROVING THE ADOPTION AND IMPLEMENTATION OF A STOCK OPTION PLAN PROVIDING FOR THE ISSUANCE OF STOCK OPTIONS COVERING 1,500,000 SHARES OF THE COMPANY’S COMMON STOCK.

PROPOSAL 3: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Frazer Frost, LLP as the Company’s independent registered public accounting firm for 2010. A representative of Frazer Frost, LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Frazer Frost, LLP fees in connection with their assistance in the Company’s 2009 annual audit and review of the Company’s financial statements, as well as other areas of financial planning. The following table sets forth the aggregate fees billed for professional services rendered by Frazer Frost, LLP in connection with the annual audit of the Company’s financial statements for 2009 and 2008 and the aggregate fees billed in 2009 and 2008 for certain other professional services.

AUDIT FEES

Category	2009	2008
Audit Fees:	$83,244	$63,133
Audit-Related Fees:	-0-	-0-
Tax Fees(1):	22,401	12,129
All Other Fees:	-0-	-0-

Total Fees Paid:	$105,645	$73,262

(1)	Includes fees for tax compliance, tax advice, and tax planning.

The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firms’ independence. The Audit Committee has determined that it is compatible with maintaining the independence of Frazer Frost, LLP. All services rendered by Frazer Frost, LLP during 2009 and 2008 were subject to pre-approval by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 REGARDING RATIFICATION OF FRAZER FROST, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and helping to formulate, implement, and review the Company’s internal audit function. The Audit Committee also assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2009, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Frazer Frost, LLP (“Frazer Frost”), all matters required to be discussed by the Statement on Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Furthermore, the Audit Committee received from Frazer Frost the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Frazer Frost, LLP its independence.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee:

Anthony Rand

Joseph Jordan

James Lindsay

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxyholders will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2011 ANNUAL MEETING

It is anticipated that the 2011 Annual Meeting will be held on a date during June 2011. Any proposal of a shareholder which is intended to be presented at the 2011 Annual Meeting must be received by the Company at its main office in Raleigh, North Carolina no later than January 14, 2011, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a shareholder notifies the Company any later than March 30, 2011 of an intent to present a proposal at the next Annual Meeting of Shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials related to such meeting.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC, by logging on at https://materials.proxyvote.com/519485. Shareholders can vote electronically at http://www.proxyvote.com.

SHAREHOLDER COMMUNICATIONS

The Company does not have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Paul Briggs, Secretary, Law Enforcement Associates Corporation, 2609 Discovery Drive, Suite 125, Raleigh, North Carolina 27616, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

OUR 2009 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT INCLUDES OUR 2009 FORM 10-K, WITHOUT EXHIBITS. ADDITIONAL COPIES OF OUR FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO LAW ENFORCEMENT ASSOCIATES CORPORATION AT THE FOLLOWING ADDRESS: 2609 DISCOVERY DRIVE, SUITE 125, RALEIGH, NORTH CAROLINA 27616, ATTENTION CHIEF FINANCIAL OFFICER.

THE ANNUAL REPORT IS NOT A PART OF THE BOARD OF DIRECTORS’ PROXY SOLICITATION MATERIALS FOR THE ANNUAL MEETING.

REVOCABLE PROXY

LAW ENFORCEMENT ASSOCIATES CORPORATION

2609 Discovery Drive, Suite 125

Raleigh, North Carolina 27616

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony E. Rand, James J. Lindsay, Joseph A. Jordan and W. Lyndo Tippett, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Law Enforcement Associates Corporation (the “Company”) held of record by the undersigned on May 12, 2010, at the Annual Meeting of Shareholders of the Company to be held at the Company’s main office at 2609 Discovery Drive, Suite 125, Raleigh, North Carolina 27616, at 10:00 a.m. on June 16, 2010, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect five members of the Board of Directors each for one-year terms.

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES

Anthony E. Rand
James J. Lindsay
Joseph A. Jordan
Paul Briggs
W. Lyndo Tippett

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2.	APPROVAL OF STOCK OPTION PLAN: Proposal to approve the adoption and implementation of a stock option plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: Proposal to ratify the appointment of Frazer Frost, LLP as the Company’s independent registered public accounting firm for 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY

AND RETURN IN THE ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND “FOR” PROPOSALS 2 AND 3 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:	, 2010

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.